UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2009

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32626	32-0064979
(Commission File Number)	(IRS Employer
Identification No.)

7000 Shoreline Court, Suite 370
South San Francisco, CA 94080
(Address of principal executive offices and Zip Code)

(650) 588-6404
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on May 6, 2006, Hana Biosciences, Inc. (the “Company”) and Tekmira Pharmaceuticals Corporation, formerly Inex Pharmaceuticals Corporation, entered into a license agreement, which was amended and restated on April 30, 2007 (the “Agreement”), pursuant to which the Company acquired exclusive, worldwide rights to develop and commercialize three oncology product candidates known as Marqibo® (vincristine sulfate liposomes injection), Brakiva™ (topotecan liposomes injection), and Alocrest™ (vinorelbine liposomes injection).

On June 2, 2009, the Company and Tekmira entered into Amendment No. 1 to the Agreement, which was effective as of May 27, 2009 (the “Amendment”).  The Amendment makes the following material amendments to the Agreement:

•
The Agreement previously provided that Hana would make a milestone payment to Tekmira upon the Food and Drug Administration’s acceptance for review of a new drug application (“NDA”) for Marqibo and a separate milestone payment upon the FDA’s approval of an NDA for Marqibo.  As amended, the milestone payment triggered on the FDA’s acceptance of a Marqibo NDA has been removed from the Agreement and the amount of the milestone relating to the FDA’s approval of a Marqibo NDA was increased.

•
The Agreement previously required the Company to make milestone payments upon the dosing of the first patient in any clinical trial of each of Alocrest and Brakiva.  After giving effect to the Amendment, the Agreement now provides that such milestones are payable following the FDA’s acceptance for review of an NDA for such product candidates.  In addition, the milestone payments payable under the Agreement upon the FDA’s approval of an NDA for Alocrest and Brakiva were both increased in amount.

•
The Amendment reduces the amount of Tekmira’s share of any payments received by the Company from third parties in consideration of sublicenses granted to such third parties or for royalties received by Hana from such third parties.

•	The maximum aggregate amount of milestone payments for all product candidates was increased from $30.5 million to $37.0 million.

The foregoing description of the material terms of the Amendment does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Amendment that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2009. The Company intends to submit a Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hana Biosciences, Inc.

Date: June 8, 2009	By:	/s/ John P. Iparraguirre
John P. Iparraguirre
Vice President, Chief Financial Officer